                                                                     Exhibit 2.1

                           STOCK PURCHASE AGREEMENT
                           ------------------------

THIS AGREEMENT is made and entered into by and between World Fuel Services Corporation, a Florida corporation (hereinafter sometimes referred to as "Seller"), and EarthCare Company, a Delaware Corporation (hereinafter referred to as "EarthCare" or "Buyer").

                                  WITNESSETH:
                                  -----------

WHEREAS, the Seller is the owner of the issued and outstanding stock of the following corporations: International Petroleum Corporation (hereinafter referred to as "International"), International Petroleum Corporation of LA (hereinafter referred to as "Louisiana"), International Petroleum Corp. of Maryland (hereinafter referred to as "Maryland"), International Petroleum Corp. of Delaware (hereinafter referred to as "Delaware"), International Petroleum Corp. of Georgia (hereinafter referred to as "Georgia"), International Petroleum Corp. of Lafayette (hereinafter referred to as "Lafayette"), International Petroleum Corporation of Pennsylvania (hereinafter referred to as "Pennsylvania") and International Environmental Services, Inc. (hereinafter referred to as "Environmental"), such corporations are hereinafter sometimes referred to as the "Corporations", and the ownership interest of the Seller in the capital stock of the Corporations is hereinafter referred to as the "Stock".

WHEREAS, the parties hereto desire that the Buyer acquire the Stock in exchange for cash and shares of the common stock, $.0001 par value of the Buyer (said shares of common stock are hereafter sometimes referred to as the "EarthCare Common Stock").

NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration the mutual receipt and sufficiency of which is hereby acknowledged by the parties hereto, THE PARTIES HERETO AGREE AS FOLLOWS:

1.   PURCHASE AND SALE OF STOCK.
     --------------------------

1.1 Upon the basis of the representations and warranties contained herein and subject to the terms and conditions of this Agreement, at the time of "Closing" (as hereinafter defined) Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase from Seller, all of the Stock.

1.2 At the time of Closing, as the purchase price for the Stock, and in exchange therefor, Buyer shall pay to Seller:

          (a)  $28,000,000 Cash (the "Cash Portion"); and

          (b) Shares of EarthCare Common Stock (the "Share Portion") having a value equal to $5,000,000, computed as set forth below (hereinafter referred to as the "Shares"), will be delivered to Seller, provided, however that such shares shall be subject to a lock-up agreement in the form of Exhibit "A-1", attached hereto (the "Lock-up Agreement") and provided further that Shares having a value of $1,000,000 (computed as set forth below) shall be held in escrow by an escrow agent (the "Escrow Agent") selected by the parties (the "Retained Shares") for 180 days following Closing, as security for Seller's obligation to indemnify Buyer under this Agreement. The Retained Shares shall be held pursuant to an escrow agreement ("Escrow Agreement") in the form of Exhibit "A" hereto. Notwithstanding the foregoing, Buyer may at any time prior to Closing, elect to pay the Share Portion in cash at Closing, by wire transfer of immediately available funds.

          (c) For purposes of determining the number of Shares issued to Seller and the number of Shares held in escrow, shares of EarthCare Common Stock shall be valued at a price equal to the average closing price for such shares on the NASDAQ National Market System, as reported by The Wall Street Journal,
                                              -----------------------
during the five (5) trading day period ending two (2) trading days prior to the Closing.

          (d) At Closing, Buyer shall deliver stock certificates representing the EarthCare Common Stock, duly issued in favor of Seller, as follows: (1) the Retained Shares shall be delivered to the Escrow Agent, and (2) the balance of the Shares shall be delivered to Seller.

1.3 In addition to the payments and deliveries set forth in Section 1.2, Buyer shall pay Seller, as additional purchase price, the Agreed Value (as defined below) of the oil inventory of the Corporations on hand as of the close of business on the day immediately preceding the Effective Date, as defined below (the "Inventory Price"). The Agreed Value of inventory means the Corporations' cost thereof (including allocable overhead, collection and processing costs), as shown on the Corporations' books and determined in accordance with the Corporations' customary practices. Immediately prior to the Closing Date, the parties will jointly determine the amount of the oil inventory on hand. The Inventory Price shall be paid on a monthly basis, by wire transfer of immediately available funds, as and when the inventory is sold by the Corporations, but in no event more than 90 days after the Closing. Until the Inventory Price is paid in full, the Corporations shall account for inventory sales on a first-in, first-out (FIFO) basis.

1.4 Immediately prior to the Closing, the parties shall determine the amount of: (i) prepaid expenses, deposits and similar items which were paid by the Corporations before the Effective Date and will inure to the benefit of Buyer after the Effective Date (collectively, the "Seller Credits"); and (ii) the liabilities of the Corporations accrued for periods prior to the Effective Date which will be paid by the Corporations after Closing (collectively, the "Buyer Credits"). A preliminary list of such credits is attached as Schedule 1.4 hereto. At Closing, the Buyer Credits shall be applied against the Seller Credits, and any party having a net balance in its favor shall be paid the amount of such net balance by wire transfer at Closing.

2.   CLOSING.   Subject to the terms and conditions of this Agreement, the
     -------
closing of the purchase and sale of the Stock (the "Closing") shall be held on the later of: (i) February 1, 2000, or (ii) five (5) business days after the date the HSR Act clearance (as defined below) is received, at the offices of World Fuel Services Corporation, 700 S. Royal Poinciana Blvd., Suite 800, Miami Springs, FL 33166, or at such other time and date as shall be mutually agreed upon by the parties hereto in writing. (Such time and date is sometimes herein referred to as the "Closing Date" or "Closing".) Notwithstanding the date of Closing, Closing shall be effective as of February 1, 2000 (the "Effective Date").

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3.   PROCEDURE AT THE CLOSING.  The parties hereto agree to take the following
     ------------------------
steps at Closing in the order listed:

3.1 Seller shall deliver to the Buyer the Stock, and such bills of sale, assignments and other instruments as may be reasonably required to transfer to the Buyer good and marketable title to the Stock, free and clear of all liens, claims and encumbrances.

3.2  In exchange for the Stock, Buyer shall deliver to Seller:

             (a) Shares of EarthCare Common Stock, as provided above (or $5,000,000 in cash, if Buyer elects to pay the Share Portion in cash); and

             (b) $28,000,000 in cash, by wire transfer of immediately available funds.

3.3 The parties shall also exchange executed lock-up agreements, Escrow Agreements and other documents contemplated by this Agreement.

4.   REPRESENTATIONS AND WARRANTIES OF SELLER.  In order to induce the Buyer to
     ----------------------------------------
enter into this Agreement and to consummate the transactions contemplated hereunder, the Seller hereby makes the following representations, warranties, covenants and agreements:

4.1  Organization and Existence.
     --------------------------

     4.1(a) INTERNATIONAL is a corporation duly organized and legally existing in good standing under the laws of the State of Florida, and has all requisite corporate power to carry on its business as now conducted. The nature of the business of INTERNATIONAL and the character of the properties owned or leased by it do not require its qualification to do business as a foreign corporation in any state where such corporation is not so qualified. Seller has delivered to Buyer a true and correct copy of the Articles of Incorporation of INTERNATIONAL (certified by the Secretary of State of Florida) and by-laws of INTERNATIONAL (certified by its Secretary).

     4.1(b) LOUISIANA is a corporation duly organized and legally existing in good standing under the laws of the State of Louisiana, and has all requisite corporate power to carry on its business as now conducted. The nature of the business of LOUISIANA and the character of the properties owned or leased by it do not require its qualification to do business as a foreign corporation in any state where such corporation is not so qualified. Seller has delivered to Buyer a true and correct copy of the Articles of Incorporation of LOUISIANA (certified by the Secretary of State of Louisiana) and by-laws of LOUISIANA (certified by its Secretary).

     4.1(c) MARYLAND is a corporation duly organized and legally existing in good standing under the laws of the State of Maryland, and has all requisite corporate power to carry on its business as now conducted. The nature of the business of MARYLAND and the character of the properties owned or leased by it do not

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             require its qualification to do business as a foreign corporation in any state where such corporation is not so qualified. Seller has delivered to Buyer a true and correct copy of the Articles of Incorporation of MARYLAND (certified by the Secretary of State of Maryland) and by-laws of MARYLAND (certified by its Secretary).

     4.1(d) DELAWARE is a corporation duly organized and legally existing in good standing under the laws of the State of Delaware, and has all requisite corporate power to carry on its business as now conducted. The nature of the business of DELAWARE and the character of the properties owned or leased by it do not require its qualification to do business as a foreign corporation in any state where such corporation is not so qualified. Seller has delivered to Buyer a true and correct copy of the Articles of Incorporation of DELAWARE (certified by the Secretary of State of Delaware) and by-laws of DELAWARE (certified by its Secretary).

     4.1(e) GEORGIA is a corporation duly organized and legally existing in good standing under the laws of the State of Georgia, and has all requisite corporate power to carry on its business as now conducted. The nature of the business of GEORGIA and the character of the properties owned or leased by it do not require its qualification to do business as a foreign corporation in any state where such corporation is not so qualified. Seller has delivered to Buyer a true and correct copy of the Articles of Incorporation of GEORGIA (certified by the Secretary of State of Georgia) and by-laws of GEORGIA (certified by its Secretary).

     4.1(f) LAFAYETTE is a corporation duly organized and legally existing in good standing under the laws of the State of Louisiana, and has all requisite corporate power to carry on its business as now conducted. The nature of the business of LAFAYETTE and the character of the properties owned or leased by it do not require its qualification to do business as a foreign corporation in any state where such corporation is not so qualified. Seller has delivered to Buyer a true and correct copy of the Articles of Incorporation of LAFAYETTE (certified by the Secretary of State of Louisiana) and by-laws of LAFAYETTE (certified by its Secretary).

     4.1(g) PENNSYLVANIA is a corporation duly organized and legally existing in good standing under the laws of the State of Pennsylvania, and has all requisite corporate power to carry on its business as now conducted. The nature of the business of PENNSYLVANIA and the character of the properties owned or leased by it do not require its qualification to do business as a foreign corporation in any state where such corporation is not so qualified. Seller has delivered to Buyer a true and correct copy of the Articles of Incorporation of PENNSYLVANIA (certified by the Secretary of State of Pennsylvania) and by-laws of PENNSYLVANIA (certified by its Secretary).

     4.1(h) ENVIRONMENTAL is a corporation duly organized and legally existing in good standing under the laws of the State of Florida, and has all requisite corporate power to carry on its business as now conducted. The nature of the business of ENVIRONMENTAL and the character of the properties owned or leased by it do not require its qualification to do business as a foreign corporation in any state where such corporation is not so qualified. Seller has delivered to Buyer a true and correct copy of the Articles of Incorporation of ENVIRONMENTAL (certified by the Secretary of State of Florida) and by-laws of ENVIRONMENTAL (certified by its Secretary).

     4.2     Subsidiaries or Other Entities. Except as set forth herein, none of
             ------------------------------
             the Corporations has any investments or ownership interests in any corporations, partnerships, joint ventures or other business enterprises.

     4.3     Capitalization.
             --------------

     4.3(a) INTERNATIONAL is authorized to issue 1,000 shares of common stock, $1.00 par value, of which 250 shares are issued and outstanding at the time of the execution of this Agreement. All of the issued and outstanding shares of capital stock of INTERNATIONAL have been duly issued, are validly outstanding, are fully paid and nonassessable, and are held of record and beneficially by Seller; there are no outstanding subscriptions, options, warrants or rights to receive, purchase or subscribe to, or securities convertible into or exchangeable for, any issued or unissued shares of the capital stock of INTERNATIONAL. INTERNATIONAL has no liability for dividends declared and unpaid. Prior to Closing, the Seller shall not, and shall not permit INTERNATIONAL to, issue or enter into any subscriptions, options, agreements or other commitments in respect of the issuance, transfer, sale or encumbrance of any shares of the INTERNATIONAL capital stock.

     4.3(b) LOUISIANA is authorized to issue 1,000 shares of common stock, no par value, of which 250 shares are issued and outstanding at the time of the execution of this Agreement. All of the issued and outstanding shares of capital stock of LOUISIANA have been duly issued, are validly outstanding, are fully paid and nonassessable, and are held of record and beneficially by Seller; there are no outstanding subscriptions, options, warrants or rights to receive, purchase or subscribe to, or securities convertible into or exchangeable for, any issued or unissued shares of the capital stock of LOUISIANA. LOUISIANA has no liability for dividends declared and unpaid. Prior to Closing, the Seller shall not, and shall not permit LOUISIANA to, issue or enter into any subscriptions, options, agreements or other commitments in respect of the issuance, transfer, sale or encumbrance of any shares of the LOUISIANA capital stock.

     4.3(c) MARYLAND is authorized to issue 1,000 shares of common stock, $1.00 par value, all of which are issued and outstanding at the time of the execution of this Agreement. All of the issued and outstanding shares of capital stock of

             MARYLAND have been duly issued, are validly outstanding, are fully paid and nonassessable, and are held of record and beneficially by Seller; there are no outstanding subscriptions, options, warrants or rights to receive, purchase or subscribe to, or securities convertible into or exchangeable for, any issued or unissued shares of the capital stock of MARYLAND. MARYLAND has no liability for dividends declared and unpaid. Prior to Closing, the Seller shall not, and shall not permit MARYLAND to, issue or enter into any subscriptions, options, agreements or other commitments in respect of the issuance, transfer, sale or encumbrance of any shares of the MARYLAND capital stock.

     4.3(d) DELAWARE is authorized to issue 3,000 shares of common stock, $.01 par value, all of which are issued and outstanding at the time of the execution of this Agreement. All of the issued and outstanding shares of capital stock of DELAWARE have been duly issued, are validly outstanding, are fully paid and nonassessable, and are held of record and beneficially by Seller; there are no outstanding subscriptions, options, warrants or rights to receive, purchase or subscribe to, or securities convertible into or exchangeable for, any issued or unissued shares of the capital stock of DELAWARE. DELAWARE has no liability for dividends declared and unpaid. Prior to Closing, the Seller shall not, and shall not permit DELAWARE to, issue or enter into any subscriptions, options, agreements or other commitments in respect of the issuance, transfer, sale or encumbrance of any shares of the DELAWARE capital stock.

     4.3(e) GEORGIA is authorized to issue 1,000 shares of common stock, $1.00 par value, all of which are issued and outstanding at the time of the execution of this Agreement. All of the issued and outstanding shares of capital stock of GEORGIA have been duly issued, are validly outstanding, are fully paid and nonassessable, and are held of record and beneficially by Seller; there are no outstanding subscriptions, options, warrants or rights to receive, purchase or subscribe to, or securities convertible into or exchangeable for, any issued or unissued shares of the capital stock of GEORGIA. GEORGIA has no liability for dividends declared and unpaid. Prior to Closing, the Seller shall not, and shall not permit GEORGIA to, issue or enter into any subscriptions, options, agreements or other commitments in respect of the issuance, transfer, sale or encumbrance of any shares of the GEORGIA capital stock.

     4.3(f) LAFAYETTE is authorized to issue 1,000 shares of common stock, $1.00 par value, of which 250 shares are issued and outstanding at the time of the execution of this Agreement. All of the issued and outstanding shares of capital stock of LAFAYETTE have been duly issued, are validly outstanding, are fully paid and nonassessable, and are held of record and beneficially by Seller; there are no outstanding subscriptions, options, warrants or rights to receive, purchase or subscribe to, or securities convertible into or exchangeable for, any issued or unissued shares of the capital stock of LAFAYETTE. LAFAYETTE has no liability for dividends declared and unpaid. Prior to Closing, the Seller shall not, and shall not permit LAFAYETTE to, issue or enter into any subscriptions, options, agreements or other commitments in respect of the issuance, transfer, sale or encumbrance of any shares of the LAFAYETTE capital stock.

       4.3(g) PENNSYLVANIA is authorized to issue 1,000 shares of common stock, $1.00 par value, all of which are issued and outstanding at the time of the execution of this Agreement. All of the issued and outstanding shares of capital stock of PENNSYLVANIA have been duly issued, are validly outstanding, are fully paid and nonassessable, and are held of record and beneficially by Seller; there are no outstanding subscriptions, options, warrants or rights to receive, purchase or subscribe to, or securities convertible into or exchangeable for, any issued or unissued shares of the capital stock of PENNSYLVANIA. PENNSYLVANIA has no liability for dividends declared and unpaid. Prior to Closing, the Seller shall not, and shall not permit PENNSYLVANIA to, issue or enter into any subscriptions, options, agreements or other commitments in respect of the issuance, transfer, sale or encumbrance of any shares of the PENNSYLVANIA capital stock.

       4.3(h) ENVIRONMENTAL is authorized to issue 7,500 shares of common stock, $1.00 par value, of which 250 shares are issued and outstanding at the time of the execution of this Agreement. All of the issued and outstanding shares of capital stock of ENVIRONMENTAL have been duly issued, are validly outstanding, are fully paid and nonassessable, and are held of record and beneficially by Seller; there are no outstanding subscriptions, options, warrants or rights to receive, purchase or subscribe to, or securities convertible into or exchangeable for, any issued or unissued shares of the capital stock of ENVIRONMENTAL. ENVIRONMENTAL has no liability for dividends declared and unpaid. Prior to Closing, the Seller shall not, and shall not permit ENVIRONMENTAL to, issue or enter into any subscriptions, options, agreements or other commitments in respect of the issuance, transfer, sale or encumbrance of any shares of the ENVIRONMENTAL capital stock.

4.4.   Stock Ownership.  Seller has, and at the time of Closing will have, good
       ---------------
and marketable title to the Stock, and there are, and at the time of Closing will be, no impediments to the sale and transfer of the Stock to Buyer, except that the sale of the Stock is subject to the consent of Seller's lender, Bank of America ("BofA"). Seller covenants that it will procure such consent prior to Closing. Upon delivery of the Stock to Buyer, the Stock (i) shall constitute all of the issued and outstanding shares of capital stock of the Corporations, and
(ii) shall be free and clear of all security interests, liens, charges, pledges, mortgages, encumbrances or rights of third parties whatsoever.

4.5.   Financial Condition.  Seller has prepared and furnished to Buyer copies
       -------------------
of the unaudited interim financial statements of the Corporations attached hereto as Schedule 4.5, and described below, all of which are true and complete in all material respects.

4.5(a) A statement of assets and liabilities ("Balance Sheet") of the Corporations as of September 30, 1999.

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4.5(b) Statements of income of the Corporations for the twelve (12) months ended
March 31, 1999, and the six (6) months ended September 30, 1999 (collectively, the Balance Sheet and statements of income are hereinafter referred to as the "Financial Statements").

The Financial Statements are in accordance with the books of account and records of the Corporations and present fairly, in all material respects, the financial position of the Corporations' business and the income of the Corporations' business at the dates and for the periods indicated. The Financial Statements do not include the operations of Georgia and Pennsylvania, which are inactive.

4.6    Assets.
       ------

4.6(a) Each of the Corporations has good and marketable title to, and is in possession of, all of its assets, equipment, vehicles, properties and rights, including all properties, assets, vehicles and equipment listed on Schedule 4.6(a) attached hereto and as shown on the Balance Sheet; provided, the Corporations may not own certain items of equipment shown on such Schedule, which missing items are not, in the aggregate, material to the Corporations' business. All the Corporations' assets are owned free and clear of all liabilities, mortgages, liens, pledges, security interests, restrictions, conditional sales agreements, title retention agreements, charges or encumbrances except for liens shown on Schedule 4.6(a)-1 (all liens shown on such schedule shall be satisfied and released at or prior to Closing). Seller represents that Schedule 4.6(a) sets forth a list of all material items of equipment, vehicles, properties, containers, machinery, shop equipment, welders, grinders, work benches, jacks, stands, parts, office furniture, fixtures, computer hardware/software and equipment owned by the Corporations as of the date of such Schedule and used in connection with their business operations (hereinafter sometimes referred to as the "Operating Equipment"); such list identifies the Operating Equipment by size, manufacturer, model number and serial number, where available.

4.6(b) Except for the equipment purchases and improvements shown on Schedule 4.6(b), there has not been any material change in the Operating Equipment, in the aggregate, since September 30, 1999, and there shall not be any material change in the Operating Equipment, in the aggregate, between the Closing and a final inspection of the Operating Equipment to be performed by Buyer and Seller prior to Closing.

4.6(c) Schedule 4.6(c) shall identify all assets and property of the Corporations which shall be retained by Seller. The Corporations shall transfer such assets to Seller on or before Closing.

4.7    Liabilities.   Except as set forth in Schedule 4.7 attached hereto or in
       -----------
the Financial Statements submitted to Buyer, or in any other Schedule delivered pursuant hereto, none of the Corporations or its assets or properties are subject to any liabilities or obligations (accrued, absolute, contingent or otherwise), except for liabilities incurred in the ordinary course of business and none of the Corporations is in material default in respect of any material term or condition of any material indebtedness or liability. The transactions contemplated by this Agreement do not and will not subject the Corporations or the Buyer to any other claim or liability for any obligation, debt or contract other than specifically disclosed in this Agreement and the Schedules attached hereto. All required consents of creditors, if any, have been, or by Closing will be, obtained for Seller's performance of this Agreement.

4.8    Customer Accounts, Municipal Contracts and Related Matters.
       ----------------------------------------------------------

4.8(a) Customer Accounts are the commercial, industrial, municipal, and residential accounts of the Corporations pursuant to which the Corporations sell products or provide services. Said Customer Accounts are listed on Schedule 4.8(a) attached hereto which includes both active and inactive accounts. (Each of the Customer Accounts listed in Schedule 4.8(a) shall identify the name and address of each of the Customer Accounts).

4.8(b) Schedule 4.8(b) is a true, accurate and complete listing of all written material service agreements, franchises, licenses or other contracts, if any, to which any of the Corporations is a party and which relate to Customer Accounts. Original copies of all such contracts shall be delivered by the Seller to the Buyer no later than the Closing Date, and such copies shall be true, accurate and complete and shall include all amendments, supplements or other modifications to such contracts. Except as disclosed in Schedule 4.8(a), to the knowledge of the Seller, none of the Corporations or any other party to any of the Corporations' municipal contracts or Customer Accounts is in material default or alleged to be in material default thereunder and there exists no condition or event which, after notice or the lapse of time or both, would constitute such a default. The sale, transfer and assignment of the Stock will not result in a breach, violation or default of any of the Corporations' municipal contracts or Customer Accounts, and all of the Corporations' municipal contracts and Customer Accounts will remain in full force and effect as if there had been no sale, transfer and assignment thereof.

4.8(c) Except as otherwise disclosed in Schedule 4.18, the Seller knows of no oral or written communication, fact, event or action which exists or has occurred after September 30, 1999, and prior to the date of execution of this Agreement, which would tend to indicate that any current customers of any of the Corporations intend to terminate its business relationship with any of the Corporations.

4.8(d) Except for deminimis amounts, none of the Customer Accounts, service agreements, franchises, licenses, or other contracts for collection and transportation of waste, in any manner involve the collection or transportation of waste materials classified as special, hazardous, toxic, chemical or radioactive under the laws of the United States or of any state or other governmental jurisdiction in which any of the Corporations conduct collection and transportation operations, or under any rules or regulations promulgated by any administrative agency thereof.

4.9    Material Contracts.  Attached hereto as Schedule 4.9 is a list, as of the
       ------------------
date of this Agreement, of certain leases, contracts, commitments, agreements and other documents to which any of the Corporations is a party or by which any is bound and which is related to the operation of its business. Except for contracts and documents listed in Schedule 4.9, none of the Corporations is a party to or bound by any written or oral (i) contracts not made in the ordinary course of business; (ii) employment contracts, other than those terminable at the will of the Corporations; (iii) contracts with any labor union or association; (iv) bonus, pension, profit sharing, retirement, hospitalization, insurance or other plan providing employee benefits; (v) leases with respect to any property, real or personal, whether as lessor or lessee; (vi) continuing contracts for the future purchase of materials, supplies or equipment in excess of the requirements of its business now booked; (vii) contracts or commitments for capital expenditures; (viii) any contract continuing over a period of more than one (1) year from its date and involving aggregate payments of more than $50,000; or (ix) material contracts necessary to conduct the operations and business of the Corporations. A true copy of each contract, commitment and agreement listed on Schedule 4.9 will be furnished to Buyer prior to Closing.

4.10   Employees - Labor Matters.  The Corporations have generally enjoyed a
       -------------------------
good employer-employee relationship with their employees. Attached hereto as
Schedule 4.10 is a complete list of all employees of the Corporations whose duties are related to the operation of the business of the Corporations. Seller warrants there exists no pending or to Seller's knowledge threatened actions by any employees alleging sex, age, race, or other discriminatory practices, no current effort to organize these employees into collective bargaining units, and no collective bargaining agreement is now in effect. There are no contracts, written or oral, between any of the Corporations and any employees, except as specifically disclosed in Schedule 4.9.

4.11   Insurance.  The Corporations maintain in effect insurance covering their
       ---------
assets and businesses and any liabilities relating thereto and such insurance coverage shall be maintained by the Corporations through the Closing Date. Between the date hereof and the Closing Date, the Seller shall cause the Corporations to furnish to the Buyer such information as the Buyer shall reasonably request regarding the Corporations' insurance. Except as set forth in Schedule 4.11 attached hereto, there are no pending material property damage or personal injury claims against the Corporations or any of their assets.

4.12   Licenses and Permits.  To Seller's knowledge, except as disclosed in
       --------------------
Schedule 4.12: (i) the Corporations possess all licenses and other required governmental or official approvals, permits or authorizations, if any, the failure to possess which would have a material adverse effect on the businesses, financial condition or results of operations of the Corporations including, without limitation, all common carrier rights, certificates of public need, waste material transportation permits, trademarks and trade names necessary to carry on business as now being conducted, without known conflict with valid licenses, permits, trademarks and trade names of others; (ii) all such licenses and permits are in full force and effect, and no violations are or have been recorded in respect to any thereof, and no proceeding is pending, or threatened, to revoke, suspend or otherwise limit such licenses or permits; and (iii) all licenses and permits will survive the closing of the transactions contemplated by this Agreement.

4.13   Tax Matters.  The Corporations have timely filed all federal, state,
       -----------
sales tax, franchise tax, and other tax returns which are required to be filed by and have paid or have made provision for the payment of all taxes which have or may become due pursuant to said returns. All taxes, including, without limitation, withholding and social security taxes due with respect to the Corporations' employee, federal and state income tax liabilities, corporate franchise taxes, sales, use, excise and ad valorem taxes, due, payable or accrued by the Corporations on or before the Closing Date have or will be paid. The Corporations have filed all reports required to be filed with all such taxing authorities. Seller shall be responsible for any tax liability attributable to operations of the Corporations prior to Closing. Buyer understands that there will be no 338(h)(10) election as part of this transaction.

4.14    Litigation.  Except as disclosed in Schedule 4.14 attached hereto, none
        ----------
of the Corporations has received any notices of material default, and to Seller's knowledge, is not in material default, of (i) any order, writ, injunction or decree of any court, or any federal, state, municipal or other governmental department, commission, board, bureau or instrumentality, or (ii) any agreement or obligation to which any Corporation is a party or by which any Corporation is bound or to which the Corporations or any of the property of the Corporations may be subject. Except as disclosed in Schedule 4.14, there are no material outstanding claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Seller, threatened against the Corporations or which affect any of the Corporations or any of their assets or property, at law or in equity before or by any federal, state, municipal court or other governmental department, authority, commission, board, bureau, agency or instrumentality.

4.15   Compliance with Laws.  Except as otherwise disclosed in Schedule 4.15
       --------------------
attached hereto, to Seller's knowledge, (i) the Corporations are in compliance in all material respects with all federal, state, and local laws, ordinances, regulations, rules, and orders applicable to them or to their assets including, without limitation, all laws and regulations relating to the safe conduct of the Corporations' business, anti-competitive practices, discrimination, employment, wage and hour practices and health; and (ii) none of the Corporations has received notification of any asserted past or present failure (which remains uncured) to comply with any of such laws or regulations; provided, no representation is made herein as to compliance with any Environmental Law (as defined and covered by Section 4.16).

4.16   Environmental Matters.  Except as disclosed in Schedules 4.16(a) and
       ---------------------
4.16(b) attached hereto: (i) no release of any hazardous substance, medical waste, toxic waste or regulated substance (collectively, "Waste") has occurred or is occurring as a result of the business of the Corporations, except for releases which have been remediated to the extent required under all applicable Environmental Laws (as defined below); (ii) no Waste is currently present at, or has been previously generated, stored, treated or disposed of at any landfill by the Corporations or through the conduct of the business of the Corporations, except in accordance with applicable Environmental Laws; (iii) no underground or partially underground storage tank has been or is currently located at any facility of the Corporations, except tanks which have been removed in accordance with applicable Environmental Laws; (iv) the business, activities and processes heretofore conducted by the Corporations comply in all material respects with all applicable Environmental Laws; (v) no facility of the Corporations is listed on any list, registry or other compilation of sites that require, or potentially require, removal, remedial action or any other response under any Environmental Law as the result of the presence or release of any Waste; (vi) neither Seller nor any of the Corporations has received any written notice that any of the Corporations is liable or responsible, or potentially liable or responsible, for any costs of any removal, remedial action or other response under any Environmental Law as the result of the presence, release or potential release of any Waste; and (vii) there is no litigation, claim, action, investigation or administrative proceeding pending, or to the knowledge of Seller threatened, against any of the Corporations in which it is asserted that any of the Corporations has violated or is not in compliance with any material Environmental Law. "Environmental Law" means all laws, statutes or acts of the United States of America, the States of Florida, Georgia, Pennsylvania, Louisiana, Delaware and/or Maryland, and/or any political subdivision thereof, that relate to the condition of the air, ground or surface water, land or other parts of the environment, to the release or potential release of any substance or radiation into the air, ground or surface water, land or other parts of the environment, or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or other handling of substances that might pollute, contaminate or be hazardous or toxic if present in the air, ground or surface water, land, or other parts of the environment.

4.17   No Brokers' or Agent's Fees.  No agent, broker, finder, representative or
       ---------------------------
other person or entity acting pursuant to authority of the Seller will be entitled to any commission or finder's fee in connection with the origination, negotiation, execution or performance of the transactions contemplated under this Agreement, except for Bank of America, and its fees will be paid by Seller.

4.18   No Material or Adverse Change.  Except as otherwise disclosed in Schedule
       -----------------------------
4.18 attached hereto, since September 30, 1999, there has not been: (i) any material adverse change in the financial condition, assets, liabilities, business or results of operations of the Corporations; (ii) to the knowledge of the Seller, any threatened or prospective event or condition of any character whatsoever which could materially and adversely affect the business, financial condition or results of operations of the Corporations; (iii) any sale or other disposition of any of the Corporations= assets other than in the ordinary course of business; or (iv) any damage, destruction or loss (whether or not insured) materially and adversely affecting the property, business or results of operations of the Corporations.

4.19   Due Authorization and Absence of Breach.  This Agreement and all other
       ---------------------------------------
agreements of the Seller contemplated hereunder constitute valid and binding obligations of the Seller, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement (or any agreement contemplated hereunder) nor the consummation of the transactions contemplated hereby will: (i) conflict with or violate any provision of the Articles of Incorporation or By-Laws of the Corporations; (ii) conflict with or violate any decree, writ, injunction or order of any court or administrative or other governmental body which is applicable to, binding upon or enforceable against any of the Corporations or Seller; or (iii) result in any breach of or default (or give rise to any right of termination, cancellation or acceleration) under any mortgage, contract, agreement, indenture, will, trust or other instrument which is either binding upon or enforceable against the Seller or any of the Corporations or their assets.

4.20   Authority to Contract.  Except for the BofA consent set forth in Section
       ---------------------
4.4, Seller has the full power, right and authority to enter into and perform this Agreement without the consent of any person, entity or governmental agency, and the consummation of the transactions contemplated by this Agreement will not result in the breach or termination of any provision of or constitute a default under any lease, indenture, mortgage, deed of trust or other agreement or instrument or any order, decree, statute or restriction to which Seller or any of the Corporations is a party or by which any of the Corporations is bound or to which the outstanding shares of stock of any of the Corporations or any of the properties of any of the Corporations is subject.

4.21   Accuracy of the Information Furnished by the Seller.  No representation,
       ---------------------------------------------------
statement or information made or furnished by the Seller to the Buyer in this Agreement and the various exhibits attached hereto and the other information and statements referred to herein, contains or shall contain any untrue statement of any material fact and Seller represents that it has not omitted to state any material fact which would render any representation contained herein incomplete, false or misleading in any material respect.

5.     REPRESENTATIONS AND WARRANTIES OF BUYER.  In order to induce the Seller
       ---------------------------------------
to enter into this Agreement and to consummate the transactions contemplated hereunder, the Buyer hereby makes the following representations, warranties, covenants and agreements:

5.1    Organization and Existence.  Buyer is a corporation duly organized,
       --------------------------
validly existing and in good standing under the laws of the State of Delaware and has all the requisite corporate power and authority to carry on its business as now conducted and to consummate the transactions contemplated by this Agreement.

5.2    Authority to Contract.  The execution, delivery and performance of this
       ---------------------
Agreement by Buyer has been duly approved by its Board of Directors, and no further corporate action is necessary on the part of Buyer to consummate the transactions contemplated by this Agreement, assuming due execution of this Agreement by the Seller.

5.3    No Broker's or Agent's Fees.  No agent, broker, finder, representative or
       ---------------------------
other person or entity acting pursuant to the authority of the Buyer will be entitled to any commission or finder's fee in connection with the origination, negotiation, execution or performance of the transactions contemplated under this Agreement.

5.4    Accuracy of Information Furnished by Buyer.  No representation, statement
       ------------------------------------------
or information made or furnished by Buyer to the Seller in this Agreement, or in connection with the transactions contemplated hereby contains, or shall contain any untrue statement of any material fact or omits or shall omit any material fact necessary to make the information contained herein true.

5.5    Registration.  The EarthCare Common Stock delivered to Seller on the
       ------------
Closing Date: (i) has been duly registered with the Securities and Exchange Commission under the Securities Act of 1933 (the "1933 Act") on Form S-1 effective December 9, 1998, and such registration statement is true and correct in all material respects and does not omit to state any material information necessary to make such registration statement not misleading; and (ii) may be freely resold by Seller, without further registration, subject only to the terms of the Escrow Agreement.

5.6    Capitalization and Related Matters.  Buyer has authorized capital stock
       ----------------------------------
consisting of 70,000,000 shares of common stock, $.0001 par value per share, of which 10,847,834 shares were issued and outstanding as of November 4, 1999, and 30,000,000 shares of preferred stock, none of which are issued as of the date of this Agreement. The EarthCare Common Stock will be, as of the date or dates issued and delivered to Seller, duly and validly authorized and issued, and fully paid and non-assessable, and will be issued, transferred and delivered to Seller free of all liens whatsoever.

5.7  Execution; No Inconsistent Agreements; Etc.
     -------------------------------------------

          (a) The execution and delivery of this Agreement, the agreements attached as Exhibits hereto, and the agreements contemplated hereby and thereby and the performance of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by Buyer and this Agreement, the agreements attached as Exhibits hereto, and the agreements contemplated hereby and thereby are valid and binding agreements of Buyer, enforceable against it in accordance with their terms.

          (b) The execution and delivery of this Agreement, the agreements attached as Exhibits hereto, and the agreements contemplated hereby and thereby by the Buyer do not, and the consummation of the transactions contemplated hereby and thereby will not, constitute (i) a breach or violation of the charter or bylaws of Buyer or any of its subsidiaries; (ii) a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any material note, bond, mortgage, lease, indenture, agreement or obligation to which the Buyer or any of its subsidiaries is a party, pursuant to which any of them otherwise receive benefits, or by which any of their properties may be bound; or
(iii) a violation of any law, order, regulation, judgment, license or decree applicable to the Buyer or any of its subsidiaries.

5.8  Financial Statements; No Adverse Change.  Buyer has delivered to Seller the
     ---------------------------------------
consolidated audited balance sheet of Buyer and its subsidiaries as at December 31, 1998, the audited statement of profit and loss and cash flows for the fiscal year ended December 31, 1998, the consolidated unaudited balance sheet of Buyer and its subsidiaries as of September 30, 1999, and the consolidated unaudited statements of profit and loss and cash flows for the nine (9) months ended September 30, 1999. The foregoing financial statements are referred to collectively as the "Buyer Financial Statements." The Buyer Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP"), applied on a consistent basis (except that the unaudited statements do not contain all the disclosures required by GAAP), and fairly reflect in all material respects the consolidated financial condition of Buyer and its subsidiaries as of the dates thereof and the consolidated results of their operations for the periods then ended. Since September 30, 1999, there has not been any material adverse change in the business, assets, results of operations or financial condition of Buyer or its subsidiaries.

5.9  SEC Documents.  The Buyer has delivered to the Seller copies of the
     -------------
following documents filed with the SEC (the "SEC Documents"): (i) Buyer's annual report on Form 10-K for the year ended December 31, 1998, (ii) Buyer's Proxy Statement on Schedule 14A, dated May 6, 1999; and (iii) Buyer's quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1999. The SEC Documents have been duly and timely filed with the SEC, complied as to form in all material respects with all applicable requirements of the 1933 Act, the 1934 Act, and the rules and regulations promulgated thereunder, and contained no untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

5.10 Contingencies.  Except as disclosed in Schedule 5.10 or the SEC Documents,
     -------------
there are no actions, suits, claims or proceedings pending or, to the knowledge of Buyer, threatened against, by or affecting the Buyer or any of its subsidiaries in any court or before any arbitrator or governmental agency which could have a material adverse effect on Buyer or which could materially and adversely affect the right or ability of the Buyer to consummate the transactions contemplated hereby.

5.11 No Additional Representations.  Buyer acknowledges that none of the Seller
     -----------------------------
or the Corporations or any other person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding the Corporations except as expressly set forth in this Agreement or the schedules hereto, and except as otherwise expressly provided herein none of the Seller or any other person will have or be subject to any liability or indemnification obligation to Buyer or any other person resulting from the distribution to Buyer or the use by Buyer of any such information.

5.12 Release of Guarantees, Bonds.  Seller has executed certain parent company
     ----------------------------
guarantees (the "Guarantees"), and obtained certain surety bonds (the "Bonds"), securing obligations of one or more of the Corporations, all as set forth in
Schedule 5.12. As soon as practicable after the date hereof (and in no event more than 90 days after Closing), Buyer shall: (i) cause Seller to be released from all such Guarantees; and (ii) cause the Bonds to be released and returned to Seller. To the extent required to obtain such releases, Buyer shall deliver to the releasing party a Buyer guarantee, surety bond, letter of credit, or other security. To the extent any Guarantee or Bond remains outstanding after Closing, Buyer shall defend, indemnify and hold Seller harmless from and against any loss, liability or expense (including without limitation attorneys fees) incurred by Seller and arising from or under any such Guarantee or Bond; provided, however, that Buyer would otherwise be required to indemnify Seller for such loss, liability or expense pursuant to the terms of this Agreement.

6.   ADDITIONAL AGREEMENTS OF THE SELLER.  The Seller further agrees with the
     -----------------------------------
Buyer as follows:

6.1  Access to Offices and Records.  The Seller shall cause the Corporations to
     -----------------------------
afford representatives of the Buyer, from and after the date of execution of this Agreement, full access, during normal business hours and upon reasonable notice, to all offices, books, properties, contracts, documents and records of the Corporations and to furnish to the Buyer or its representatives all additional information, including financial or operating information with respect to the business and affairs of the Corporations that the Buyer or its representatives may reasonably request. Seller acknowledges that Buyer is a publicly-traded corporation and that Buyer will be required under the applicable securities laws to make public disclosure of detailed financial data concerning the Corporations' operations. Prior to the Closing Date, Buyer has Seller's permission to disclose publicly: (i) the amount of the Corporations' revenues; and (ii) such other information as shall be included in any press release of Buyer which Seller approves in advance of being released; such approval shall not be unreasonably withheld. Provided, however, that any furnishing of such information to the Buyer and any investigation by the Buyer shall not affect the right of the Buyer to rely solely upon the representations and warranties made by the Seller in or pursuant to this Agreement; and provided further, that the
Buyer: (i) will hold in strict
confidence all documents and information concerning the Corporations so furnished; and (ii) will promptly return all such documents and all copies to the Corporations if this Agreement is not closed for any reason. Seller acknowledges and agrees that Buyer's continued access to the business records and information of Seller is essential to completion of the necessary due diligence as a prerequisite to Buyer's agreement to consummate the transaction at the Closing.

6.2     Conduct of Business Pending the Closing. From and after the execution
        ---------------------------------------
and delivery of this Agreement and until the Closing Date, except as otherwise provided by the prior written consent or approval of the Buyer:

6.2(a) The Seller will cause the Corporations to conduct their business and operations in the manner in which the same has heretofore been conducted and Seller will use its best efforts to cause the Corporations to: (i) preserve the Corporations' current business organization intact; (ii) keep available to the Buyer the services of the Corporations' current employees and the Corporations' agents and distributors; and (iii) preserve the Corporations' current relationships with customers, suppliers and others having business dealing with the Corporations.

6.2(b) The Seller will cause the Corporations to maintain all properties in customary repair, order and condition, reasonable wear and use excepted, and will maintain its existing insurance upon all of its properties and with respect to the conduct of its business in such amounts and of such kinds comparable to that in effect on the date of this Agreement.

6.2(c) The Seller will take action to insure that none of the Corporations will: (i) pay any bonus or increase the rate of compensation of any employees or enter into any new employment agreement or amend any existing employment agreement; (ii) make any general increase in the compensation or rate of compensation payable or to become payable to hourly-rated employees; (iii) sell or transfer any assets except in the ordinary course of business; (iv) obligate itself for capital expenditures other than in the ordinary course of business and not unusual in amount; or (v) incur any material obligations or liabilities, which are not in the ordinary course of business, or enter into any material transaction.

6.2(d) The Seller shall not, and shall not permit any of the Corporations to, issue or enter into any subscriptions, options, agreements or other commitments in respect of the issuance, transfer, sale or encumbrance of any shares of the Stock.

6.3     Execution of Further Documents by Seller.  From and after the Closing,
        ----------------------------------------
upon the reasonable request of the Buyer, the Seller shall execute, acknowledge and deliver such documents as may be appropriate to carry out the transactions contemplated by this Agreement.

6.4     Indemnification by Seller.
        -------------------------

6.4(a) The Seller will indemnify and hold the Buyer harmless from and against any and all damage, loss, cost, deficiency, assessment, liability or other expense (including reasonable attorney's fees, costs of court and litigation expenses, if any) suffered, incurred or paid by the Buyer as a result of:

       (1) The untruth, inaccuracy, breach or violation of any representation, warranty, covenant or other obligation of the Seller set forth in this Agreement;

       (2) any loss, liability or expense, including fines and penalties, incurred by the Corporations by reason of (i) the matters giving rise to the Notices of Violation ("NOVs") and the Notices of Deficiency ("NODs") listed in
Schedule 4.16(b); and (ii) the Delaware Contamination, as defined in and subject to Section 6.5 below;

       (3) the assertion against the Buyer or the Corporations of any material liability or obligation of the Corporations or any claim relating to the operation of the Corporations' waste collection, transportation and disposal business prior to the Closing Date; provided, Seller shall not indemnify Buyer
                                    --------
for any liability or expense relating to or arising from the Delaware Contamination, except as provided in Section 6.5 below; or

       (4) the enforcement of the Buyer's right to indemnification under this Agreement.

6.4(b) The Buyer shall give written notice to the Seller of any claim, action, suit or proceeding relating to the indemnity herein provided by Seller not later than ten (10) days after Buyer has received notice thereof. Seller shall have the right, at his option, to compromise or defend, at his own expense and by his own counsel (which counsel shall be reasonably satisfactory to Buyer), any such action, suit or proceeding. Buyer and Seller agree to cooperate in any such defense or settlement and to give each other full access to all information relevant thereto.

6.4(c) The Retained Shares shall constitute security for Seller's indemnification. If Buyer makes no claim of breach of any of Seller's representations, warranties or covenants, then the Retained Shares shall be delivered in full to Seller 180 days after the Closing.

6.4(d) Notwithstanding anything to the contrary contained in this Agreement:

            (1)  After Closing, the remedies provided in this Section 6.4 and
Section 6.5 shall be the exclusive remedies of Buyer under this Agreement or in connection with the transactions contemplated hereby, and Buyer hereby irrevocably waives any other rights or remedies available against the Seller at law or in equity as a result of the transactions contemplated hereby.

            (2) In no event shall the aggregate liability of Seller after Closing, for all indemnification payments made to Buyer from the Shares, Seller's funds or otherwise, exceed $3,000,000 (the "Total Cap"), which Total Cap shall also apply to indemnification payments under Section 6.5; provided, the Total Cap shall not apply to any indemnification claim resulting from a breach of Seller's representation relating to taxes set forth in Section 4.13.

            (3) No claims for indemnification by Buyer shall be payable until the aggregate thereof reaches $100,000 (the "Deductible") and only claims in excess of $100,000 shall be subject to indemnification; provided, the Deductible shall not apply to indemnification claims under Section 6.5.

          (4) Seller may, at its option, pay for indemnification claims with Shares or cash. Any shares used to pay indemnity claims shall be valued at the original per share price determined at Closing pursuant to Section 1.2(c).

          (5) If, between the date hereof and the Closing Date, Seller or Buyer obtains actual knowledge of any fact, event or condition, whether new or a modification of a fact, event or condition previously disclosed (hereinafter, "New Matter(s)"), which would render any representation or warranty of Seller in this Agreement untrue, incomplete or incorrect in any material respect, then such party shall promptly give written notice of same to the other party. If the New Matter(s) can be remedied prior to Closing, Seller may elect, by written notice to Buyer, to correct the New Matter(s) prior to Closing. If Seller corrects the New Matter(s), this Agreement shall not terminate and the parties shall proceed to close in accordance with the terms hereof. If Seller elects not to correct the New Matter(s), or, after electing to correct the New Matter(s), fails to do so by the Closing Date, Buyer, as Buyer's sole remedy, may terminate this Agreement by written notice delivered to Seller on or before the Closing Date, but Buyer shall not be entitled to seek damages from Seller for any breach of this Agreement arising from such New Matter(s).

6.5  Special Provision for Delaware Site.
     -----------------------------------

     (a) Pursuant to Section 4.16 and Schedule 4.16(a), Seller has disclosed to Buyer certain contamination (the "Delaware Contamination") at Delaware's facility located at 505 South Market Street, Wilmington, Delaware (the "Delaware Site").

     (b) Buyer does not intend to remediate the Delaware Contamination unless Buyer or Delaware is required to do so by any court, government, or governmental or regulatory authority (collectively, a "Regulatory Authority"). If Buyer or Delaware is required to remediate the Delaware Contamination by any Regulatory Authority, Buyer shall pay the first $1,000,000 of the costs of such remediation, any required monitoring and reporting, and any related fines or penalties imposed by any Regulatory Authority (collectively, the "Clean-up Costs"), and Seller shall be responsible for, and indemnify Buyer against, any Clean-up Costs in excess of such $1,000,000; provided, in no event shall Seller be required to pay more than a total of $2,000,000 pursuant to this Section 6.5. Seller's obligations to indemnify Buyer under this Section 6.5 shall also be subject to the Total Cap set forth in Section 6.4(d)(2).

     (c) Notwithstanding anything to the contrary contained in this Agreement, if neither Buyer nor Delaware are required by a Regulatory Authority to remediate the Delaware Contamination within three (3) years after Closing, then Seller shall have no obligation to indemnify Buyer for any liability or expense related to such contamination.

7.   ADDITIONAL AGREEMENTS OF THE BUYER.
     ----------------------------------

7.1  Execution of Further Documents by Buyer. From and after the Closing, upon
     ---------------------------------------
reasonable request of Seller, Buyer shall execute, acknowledge and deliver to Seller all such further documents as may be appropriate to carry out the transactions contemplated by this Agreement.

7.2     Indemnification by Buyer.
        ------------------------

7.2(a) The Buyer will indemnify and hold the Seller harmless from and against any and all damages, loss, cost, deficiency assessment, liability or other expense (including reasonable attorney's fees, costs of court and costs of litigation, if any) suffered, incurred or paid by the Seller as a result of:

        (1) the untruth, inaccuracy, breach or violation of any representation, warranty, covenant or other obligation of the Buyer set forth in this Agreement;

        (2) the assertion against the Seller of any liability or obligation of the Buyer or any of the Corporations or of any claim relating to: (i) the operation of the Corporations' waste collection and transportation business subsequent to the Closing Date; or (ii) subject to Section 6.5, the first $1,000,000 in Clean-up Costs related to the Delaware Contamination; or

        (3) the enforcement of the Seller's right to indemnification under this Agreement.

7.2(b) The Seller shall give written notice to the Buyer of any claim, action, suit or proceeding relating to the indemnity herein provided by Buyer not later than ten (10) days after Seller has received notice thereof. Buyer shall have the right, at its option, to compromise or defend, at its own expense and by its own counsel (which counsel shall be reasonably satisfactory to Seller), any such action, suit or proceeding. Seller and Buyer agree to cooperate in any such defense or settlement and to give each other full access to all information relevant thereto.

7.2(c) Except as herein expressly provided, after Closing the remedies provided in this Section 7.2 shall be the exclusive remedies of Seller under this Agreement or in connection with the transactions contemplated hereby, and Seller hereby irrevocably waives any other rights or remedies available against the Buyer at law or in equity as a result of the transactions contemplated hereby.

8.      CONDITIONS TO OBLIGATIONS OF THE BUYER.  The obligations of the Buyer to
        --------------------------------------
effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

8.1     Validity of Seller's Representations.  All representations and
        ------------------------------------
warranties of the Seller contained in this Agreement or otherwise made in writing pursuant to this Agreement shall have been true and correct in all material respects at and as of the date hereof and they shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date.

8.2     Pre-Closing Obligations.  The Seller shall have performed and complied
        -----------------------
with all the obligations and conditions required by this Agreement to be performed or complied with by Seller at or prior to the Closing Date, including the execution and delivery of all documents and contracts required to be delivered at or before the Closing Date pursuant to this Agreement.

8.3     Opinion of Counsel for Seller.  The Buyer shall have received a
        -----------------------------
favorable opinion
from counsel for the Seller dated the date of the Closing, in form satisfactory to counsel for the Buyer, to the effect that:

8.3(a) Each of the Corporations is a corporation duly organized and legally existing under the laws of its respective jurisdiction, and each has the corporate power and authority to carry on its business as now being conducted and to own or hold under lease, or otherwise, its assets.

8.3(b) This Agreement has been duly executed and delivered by the Seller, and constitutes a valid and binding obligation of the Seller, enforceable against Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the enforcement of creditors' rights generally, and the availability of equitable remedies.

8.3(c) Except as otherwise disclosed in this Agreement, counsel does not know of any action, suit, investigation or other legal, administrative or arbitration proceeding pending against the Seller or any of the Corporations, or which questions the validity or enforceability of this Agreement or of any action taken or to be taken pursuant to or in connection with this Agreement or any agreement contemplated herein.

8.3(d) To the knowledge of such counsel, no consent, authorization, license, franchise, permit, approval or order of any court or governmental agency or body, other than those obtained by Seller and delivered to the Buyer prior to or on the date of the opinion, is required for the sale of the Stock by the Seller pursuant to this Agreement.

8.3(e) The execution and performance of this Agreement by the Seller will not violate: (i) the Articles of Incorporation or the By-Laws of any of the Corporations, or (ii) any order of any court or other agency of government known to said counsel.

8.3(f) The instruments of conveyance and assignments executed by the Seller to the Buyer pursuant to this Agreement are adequate to convey the ownership to the Stock, free and clear of all liens, claims or encumbrances known to such counsel after conducting a UCC-I lien search with the offices of the Secretary of State for the States in which the Corporations are organized.

8.3(g) To the knowledge of such counsel (after a review of the stock certificates and stock ledgers of the Corporations), Seller owns all of the issued and outstanding shares of capital stock of the Corporations.

8.4     Receipt by the Buyer of Necessary Consents.  All necessary consents or
        ------------------------------------------
approvals of third parties to any of the transactions contemplated hereby shall have been obtained, and satisfactory evidence of such consents or approvals shall have been delivered to the Buyer at Closing.

8.5     Resignation of Officers and Directors.  Buyer shall have received such
        -------------------------------------
resignations of officers and directors of the Corporations as shall have been requested by Buyer.

9.     CONDITIONS TO OBLIGATIONS OF THE SELLER. The obligations of the Seller to
       ---------------------------------------
effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

9.1    Validity of Buyer's Representations.  All representations and warranties
       -----------------------------------
of the Buyer contained in this Agreement or otherwise made in writing pursuant to this Agreement shall have been true and correct at and as of the date hereof and they shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date.

9.2    Pre-Closing Obligations.  The Buyer shall have performed and complied
       -----------------------
with all the obligations and conditions required by this Agreement to be performed or complied with by Buyer at or prior to the Closing Date, including the execution and delivery of all documents and contracts required to be delivered at or before the Closing Date pursuant to this Agreement.

9.3    Corporate Authority of Buyer.  The execution and performance of this
       ----------------------------
Agreement by the Buyer shall have been duly and legally authorized in accordance with applicable law, and the Buyer shall have furnished to counsel for the Seller certified copies of resolutions adopted by the Board of Directors of the Buyer authorizing and approving the execution and delivery of this Agreement and performance of the transactions contemplated hereunder.

9.4    Opinion of Counsel for Buyer.  The Seller shall have received a favorable
       ----------------------------
opinion from counsel for the Buyer dated the date of the Closing, in form satisfactory to counsel for the Seller, to the effect that:

9.4(a) The Buyer is a corporation, duly organized and legally existing in good standing under the laws of the State of Delaware, and it has the corporate power and authority to carry on its business as now being conducted and to carry out the transactions and agreements contemplated hereby.

9.4(b) All corporate and other proceedings required to be taken by or on the part of the Buyer in order to authorize it to perform its obligations hereunder have been duly and properly taken, including any necessary approval or authorization by the Board of Directors of the Buyer.

9.4(c) This Agreement has been duly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer enforceable against Buyer in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the enforcement of creditors' rights generally, and the availability of equitable remedies.

9.4(d) To the knowledge of such counsel, no consent, authorization, license, franchise, permit, approval or order of any court or governmental agency or body, other than those obtained by Buyer and delivered to the Seller prior to or on the date of the opinion, is required for the purchase of the Stock and issuance of the EarthCare Common Stock by the Buyer pursuant to this Agreement.

9.4(e) Except as otherwise disclosed in this Agreement, said counsel does not know of any action, suit, investigation or other legal, administrative or arbitration proceeding pending against the Buyer or which questions the validity or enforceability of this Agreement or of any action taken or to be taken pursuant to or in connection with this Agreement or any agreement contemplated herein.

9.4(f) The execution and performance of this Agreement by the Buyer will not violate: (i) the Articles of Incorporation or the By-Laws of the Buyer; or (ii) any order of any court or other agency of government known to said counsel.

9.4(g) The EarthCare Common Stock has been duly issued to Seller, is fully paid and nonassessable, has been duly registered under the 1933 Act, and may be resold by Seller without further registration, subject only to the terms of the Escrow Agreement and the Lock-up Agreement.

10.    ACCOUNTS RECEIVABLE AND PAYABLE.
       --------------------------------

10.1 Accounts receivable and accounts payable of the Corporations shall be netted-out and distributed as follows: Buyer shall collect all accounts receivable arising prior to the Effective Date ("Retained Receivables") and pay to Seller the difference between: (i) Retained Receivables collected by the Corporations, and (ii) the dollar amount of Seller's Payables (defined below) paid by the Corporations after the Effective Date. "Seller's Payables" means all accounts payable and accrued expenses of the Corporations accruing prior to the Effective Date. At Closing, Seller shall provide Buyer with a list of Seller's Payables accruing prior to the Effective Date and Buyer will be authorized to pay all accounts on such list. Buyer will consult with Seller prior to paying accounts not shown on the aforesaid list, or accounts which vary from the amounts shown on the list. Payments of Seller's Payables shall be made by Buyer on a monthly basis for a period of four (4) months subsequent to the Closing. After such four month period, any Retained Receivables remaining unpaid shall be assigned by the Corporations to Seller. After Closing, upon reasonable advance notice and during business hours, Seller may review the accounts, books and records of the Corporations to confirm the accounts receivable actually collected and the payments made on accounts payable which accrued prior to the Effective Date.

10.2 For purposes of this Section 10, accounts receivable resulting from (i) product sales shall be deemed to arise when the product is delivered to the customer, and (ii) collection or other services shall be deemed to arise when the service is performed. For customers who pay a fixed amount of service fees on a monthly or other periodic basis, the fee shall be pro-rated based on the Effective Date. For purposes of this Section 10, the time of accrual for expenses of the Corporations will be determined in accordance with the existing practices of the Corporations.

11.  SELLER'S NON-COMPETE AND NON-SOLICITATION AGREEMENT. As inducement to Buyer
     ---------------------------------------------------
to enter into this Agreement and perform its obligations hereunder, and in consideration of the payments to Seller pursuant to this Agreement, the Seller agrees that Seller will not, for a period of five (5) years from the Closing Date, directly or indirectly (whether as owner, partner, shareholder, agent, employee, independent contractor, consultant or otherwise): (i) engage in business which directly or indirectly competes with business of the Corporations or the Buyer, or with any subsidiary of Buyer, in each case, within the County of Miami-Dade and the County of Broward, State of Florida; (ii) solicit or accept business from any party who is or was a customer or supplier of the Corporations on the Closing Date or at any time during the 12 month period immediately prior thereto for services of any type or quality being provided by the Corporations; (iii) solicit for employment any person who was or is an employee of the Corporations on the Closing Date, or at any time during the 12 month period immediately prior thereto; or (iv) either directly or indirectly, divulge, disclose, or communicate to any person, firm or corporation in any manner whatsoever any confidential information relating to the business of Buyer, or the Corporations. The term, "confidential information", as used herein means all information of a business or technical nature relative to the business of Buyer, the business of any customers of the Corporations or any business of any person, firm or corporation which consults with, or is affiliated with, Buyer or the Corporations and shall further be construed to constitute "trade secrets" as such term is defined in Chapters 688 and 812 of the Florida Statutes. The term "confidential information" shall not include information so generally known as to be part of the public domain.

Each of the covenants contained in this Article are separate and independent. The Seller acknowledges and agrees that Buyer's and Corporations' remedies at law may be inadequate in the event of a breach or threatened breach of the covenants set forth herein, and in such event, Buyer and the Corporations shall be entitled to have an injunction issued by any court of competent jurisdiction, enjoining and restraining each and every party concerned therewith from the creation or continuation of such breach.

12.  OTHER PROVISIONS.
     ----------------

12.1 HSR Act.  Promptly after the date hereof, the parties shall file such
     -------
applications as may be necessary to obtain the approvals or clearances under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), for the transactions contemplated hereby, and shall use their best efforts to cause such approvals to be issued. Buyer will pay the filing fee required to be paid by the acquiring person under the HSR Act. Notwithstanding anything to the contrary contained herein, it shall be a condition precedent to the parties' obligation to consummate the Closing that the waiting period applicable to such Closing under the HSR Act shall have expired or been terminated.

12.2  Lease Amendments.  Simultaneously with the execution of this Agreement,
      -----------------
the Trust Leases (as defined below) shall be amended by execution of the lease amendments attached as Exhibits "B" and "C" hereto. As used herein, the Trust Leases means: (i) the lease dated August 17, 1984 between International, as tenant, and the Jerrold Blair Irrevocable Trust "A" as landlord; and (ii) the lease dated August 17, 1984 between Louisiana, as tenant, and the Jerrold Blair Irrevocable Trust "B" as landlord. Pursuant to the said amendments, International and Louisiana will purchase the properties subject to the Trust Leases for an aggregate cash price of $2,000,000.

12.3  Survival of Representations and Warranties.  The representations,
      ------------------------------------------
warranties, obligations and agreements of the parties contained in this Agreement, or in any writing delivered pursuant to provisions of this Agreement, shall survive the Closing for a period of twelve (12) months, with the exception of representations and warranties contained in (i) Paragraph 4.13 hereof, Tax Matters, which will survive for as long as any claims may be asserted under the applicable periods of limitation for violations of any tax law, rule or regulation; and (ii) Paragraph 4.16, (Environmental Matters) and Section 6.5 (Special Provision for Delaware Site), which shall survive Closing for a period of three (3) years after Closing.

12.4  Waiver or Extension of Conditions.  The Seller or the Buyer may extend the
      ---------------------------------
time for or waive the performance of any of the obligations of the other party, waive any inaccuracies in the representations or warranties by the other party, or waive compliance by the other party with any of the covenants or conditions contained in this Agreement. Any such extension or waiver shall be in writing and signed by the Seller and the Buyer. Any such extension or waiver shall not act as a waiver or an extension of any other provisions of this Agreement.

12.5  Notices.  Any notice, request or other document shall be in writing and
      --------
sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the party to be notified at the following addresses, or such other address as such party may hereafter designate by written notice to all parties, which notice shall be effective as of the date of posting:

      (i)  If to the Buyer:
           EarthCare Company
           14901 Quorum Drive
           Suite 200
           Dallas, TX 75240

Copy to:   Robert C. Gist, Esq.
           12809 Plum Hollow Drive
           Oklahoma City, OK 73142-5148

       (ii)  If to the Seller:
             World Fuel Services Corporation
             700 S. Royal Poinciana Blvd.
             Suite 800
             Miami Springs, FL 33166
             Attn: Jerrold Blair, President

Copy to:     Shutts & Bowen LLP
             1500 Miami Center
             201 S. Biscayne Boulevard
             Miami, FL 33131
  Attn:      Luis A. de Armas, P.A.

12.6   Governing Law.  This Agreement shall be governed by the laws of the State
       -------------
of Florida.

12.7   Successors and Assigns. This Agreement shall be binding upon and inure to
       ----------------------
the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

12.8   Headings.  The subject headings of the Sections of this Agreement are
       --------
included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

12.9   Counterparts.  This Agreement may be executed simultaneously in two or
       ------------
more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

12.10  Arbitration.  Any controversy or claim arising out of, in connection
       -----------
with, or relating to this Agreement or a breach thereof shall be settled by binding arbitration in Miami, Florida, under the Rules of the American Arbitration Association. The arbitration panel shall be comprised of three arbitrators. Each party shall appoint one arbitrator for the panel and the two so appointed shall appoint a third. The panel shall resolve the dispute within sixty (60) days of the appointment of the panel and shall notify the parties of its findings in writing. Each party agrees to bear the cost of its own arbitrator and to split equally the cost of the third arbitrator.

12.11  Entire Agreement; Modification.  This Agreement (including the schedules
       ------------------------------
attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding between the parties, and supersede any prior agreements and understandings relating to the subject matter hereof. This Agreement may be modified or amended by a written instrument executed by all parties hereto.

IN WITNESS WHEREOF the parties have executed this Agreement as of the __________ day of January, 2000.

"Seller"                                "Buyer"

World Fuel Services Corporation          EarthCare Company


By:  ___________________________         By:  _____________________________
Its:  __________________________         Its:  ____________________________

                                      -26-